UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             APPLE ORTHODONTIX, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  74-2795193
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

                               One West Loop South
                                    Suite 100
                              Houston, Texas 77027

          (Address of principal executive offices, including zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

 Class A Common Stock, $0.001 Par Value       American Stock Exchange, Inc.

        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1) please,
check the following box.    [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.    [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
REGISTERED

      The class of securities to be registered hereby is Class A Common Stock, par value $.001 per share (the "Common Stock"), of Apple Orthodontix, Inc., a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated March 5, 1997, included in Part I of the Registration Statement on Form S-1 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on March 5, 1997, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2.     EXHIBITS

      The following exhibits are filed as part of this Registration Statement on Form 8-A:

*1 Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

*2(a) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

*2(b) Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

*     Incorporated by reference as indicated pursuant to Rule 12b-32.

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
                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized.

                                    APPLE ORTHODONTIX, INC.


                                    By   /S/ H. STEVEN WALTON
                                        H. Steven Walton
                                        Vice President - Acquisitions

Date:  May 9, 1997

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